Exhibit 10.7

GREEN MOUNTAIN POWER CORPORATION

OFFICER DEFERRED STOCK UNIT AGREEMENT

THIS AGREEMENT, dated as of the 10th day of February 2004, as amended and restated as of the 27th day of May 2005, between GREEN MOUNTAIN POWER CORPORATION, a Vermont corporation (the “Company”), and STEPHEN C. TERRY (the “Participant”), is made pursuant and subject to the provisions of the Green Mountain Power Corporation 2000 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Award.
Pursuant to the Plan, the Company, effective as of February 9, 2004 (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an award of 4,900 Stock Units. For purposes of this Agreement and any related Deferral Agreement, a Stock Unit is the right to receive a share of Common Stock based on the terms of this Agreement.

2. Terms and Conditions.
No Common Stock will be issued, no payment will be made hereunder, and the Participant’s interest in the Stock Units granted hereunder shall be forfeited except to the extent that the requirements of the following paragraphs are satisfied.

3. Vesting.
The Stock Units subject to this Agreement will vest as follows: (i) 50% of the Stock Units will vest on February 15, 2005; and (ii) 50% of the Stock Units will vest on February 15, 2006.

4. Forfeiture.
The shares of Common Stock subject to this Agreement will be forfeited if the Participant is not an officer of the Company on February 15, 2005 and February 15, 2006. Notwithstanding the immediately preceding sentence, if (i) the Participant is an officer of the Company on February 15, 2005, 50% of the Stock Units will vest on such date and (ii) the shares of Common Stock subject to this Agreement will not be forfeited upon the Participant’s retirement from the Company if on the date of such retirement the Participant is entitled to receive benefits, without any actuarial reduction thereof, under the Employees’ Retirement Plan of Green Mountain Power Corporation. For purposes of this Section 4, retirement shall mean a Participant’s termination of employment with the Company for any reason other than termination for cause.

5. Shareholder Rights.
The Participant shall not have any rights as a shareholder of the Company with respect to the Stock Units subject to this Agreement until the Stock Units vest and are settled by the issuance of Common Stock.

6. Change in Capital Structure.
The terms of this Agreement, including the number of Stock Units subject to this Agreement, shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-sups, subdivisions or consolidations of shares or other similar changes in capitalization.

7. Conflicts.
In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

8. Participant Bound by Plan.
The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions thereof.

9. Binding Effect.
Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of the Participant and the successors of the Company.

10. Governing Law.
This Agreement shall be governed by, and interpreted under, the laws of the State of Vermont except its choice of law provisions to the extent that they would require the application of the laws of a State other than the State of Vermont.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Participant has signed this Agreement on the date or dates set forth below.

GREEN MOUNTAIN POWER CORPORATION
By: /s/ Christopher. L. Dutton.
Date: May 27, 2005

STEPHEN C. TERRY
By: /s/ Stephen C. Terry
Date: May 27, 2005